Exhibit 99.1

IHEARTMEDIA, INC. REPORTS
RESULTS FOR 2025 FIRST QUARTER

New York, NY, May 12, 2025 – iHeartMedia, Inc. (Nasdaq: IHRT) today reported financial results for the quarter ended March 31, 2025.
Financial Highlights:1

Q1 2025 Consolidated Results
▪Q1 Revenue of $807 million, up 1.0% (Excluding Q1 Political Revenue, Q1 Revenue up 1.8%)
▪GAAP Operating loss of $25 million vs. $35 million in Q1 2024
▪Consolidated Adjusted EBITDA of $105 million, flat compared to Q1 2024
▪Cash used for operating activities of $61 million
▪Free Cash Flow of ($81) million
▪Cash balance and total available liquidity2 of $168 million and $559 million, respectively, as of March 31, 2025

Q1 2025 Digital Audio Group Results
▪Digital Audio Group Revenue of $277 million up 16%
•Podcast Revenue of $116 million up 28%
•Digital Revenue excluding Podcast of $161 million up 9%
▪Segment Adjusted EBITDA of $87 million up 28%
•Digital Audio Group Adjusted EBITDA margin of 31.4%
Q1 2025 Multiplatform Group Results
▪Multiplatform Group Revenue of $473 million down 4%
•Excluding Multiplatform Group Q1 Political Revenue, Multiplatform Group Q1 Revenue down 3%
▪Segment Adjusted EBITDA of $70 million down 9%
•Multiplatform Group Adjusted EBITDA margin of 14.8%

Guidance
▪Q2 Consolidated Revenue expected to decline low-single digits
▪Q2 Consolidated Adjusted EBITDA3 expected to be approximately $140 million to $160 million

1 Unless otherwise noted, all results are based on year over year comparisons.
2 Total available liquidity is defined as cash and cash equivalents plus available borrowings under our ABL Facility. We use total available liquidity to evaluate our capacity to access cash to meet obligations and fund operations.
3 A full reconciliation of forecasted Adjusted EBITDA on a non-GAAP basis to the respective most-directly comparable GAAP metrics cannot be provided without unreasonable efforts due to the inherent difficulty in forecasting and quantifying with reasonable accuracy significant items required for the reconciliations, including gains or losses on investments, extinguishment of debt, equity in nonconsolidated affiliates, impairment charges, stock based compensation, and restructuring as well as the Company’s cash and cash equivalents balance.

Statement from Senior Management

“We are pleased with our Q1 results given the uncertain environment in which we are operating now, and we think these results demonstrate the resilience and relevance of our products and the tremendous growth opportunity we have with our podcast business in particular.” said Bob Pittman, Chairman and CEO of iHeartMedia, Inc.

“In the first quarter, we generated Adjusted EBITDA of $105 million, flat to prior year, consistent with our previously provided guidance, and our consolidated revenues for the quarter were up 1.0% compared to the prior-year quarter, above our guidance of down low-single digits, driven by the Digital Audio Group revenues and Adjusted EBITDA growth of 16% and 28% respectively.” said Rich Bressler, President, COO and CFO of iHeartMedia, Inc.

Consolidated Results of Operations
First Quarter 2025 Consolidated Results
Our consolidated revenue increased $8.1 million, or 1.0%, during the three months ended March 31, 2025 compared to the same period of 2024. Digital Audio revenue increased $38.3 million, or 16.0%, driven primarily by continuing increases in demand for digital advertising, including podcast advertising. Multiplatform Group revenue decreased $20.5 million, or 4.2%, primarily resulting from a decrease in broadcast advertising in connection with continued uncertain market conditions. Audio & Media Services revenue decreased $9.8 million, or 14.2%, primarily as a result of Katz Media revenue due to nonrecurring contract termination fees earned by Katz Media in 2024 and a decrease in broadcast advertising in connection with uncertain market conditions, partially offset by an increase in digital advertising.
Consolidated direct operating expenses increased $15.0 million, or 4.4%, during the three months ended March 31, 2025 compared to the same period of 2024. The increase was primarily driven by higher variable content costs, including higher podcast profit sharing expenses and third-party digital costs related to the increase in digital revenues, partially offset by a decrease in employee compensation cost in connection with modernization initiatives taken in 2024.
Consolidated Selling, General & Administrative ("SG&A") expenses decreased $4.4 million, or 1.1%, during the three months ended March 31, 2025 compared to the same period of 2024. The decrease was driven primarily by a decrease in costs incurred in connection with executing on our cost savings initiatives, including decreased employee compensation cost due to our modernization initiatives, partially offset by an increase in employee benefit expense related to the reestablishment of the 401(k) matching program during the first quarter of 2025.
Our consolidated GAAP Operating loss was $25.4 million compared to $34.7 million in the first quarter of 2024.
Adjusted EBITDA of $104.6 million was flat compared to the prior-year period.
Cash used for operating activities was $60.9 million, compared to $59.3 million in the prior year period primarily due to the timing of payable and accrual payments, partially offset by an improvement in the timing of receivable collections and the timing of interest payments. Accrued interest was paid in the fourth quarter of 2024 for the debt exchange transaction that would have been paid in the first quarter of 2025 under the old debt terms. Free Cash Flow was ($80.7) million, compared to ($80.9) million in the prior year period.

Business Segments: Results of Operations
First Quarter 2025 Multiplatform Group Results

(In thousands)	Three Months Ended March 31,		%
	2025	2024	Change
Revenue	$472,978	$493,463	(4.2)%
Operating expenses[1]	402,971	416,281	(3.2)%
Segment Adjusted EBITDA	$70,007	$77,182	(9.3)%
Segment Adjusted EBITDA margin	14.8%	15.6%
1 Operating expenses consist of Direct operating expenses and SG&A expenses, excluding Restructuring expenses.
Revenue from our Multiplatform Group was down $20.5 million, or 4.2% YoY, due to a decrease in broadcast advertising in connection with continued uncertain market conditions. Broadcast revenue decreased $18.6 million, or 5.2% YoY, driven by lower spot revenue. Networks declined $2.6 million, or 2.5% YoY. Revenue from Sponsorship and Events increased $0.8 million, or 2.8% YoY.

Operating expenses decreased $13.3 million, or 3.2% YoY, driven primarily by a decrease in employee compensation cost due to our modernization initiatives, partially offset by an increase in employee benefit expense related to the reestablishment of the 401(k) match during the first quarter of 2025.

Segment Adjusted EBITDA Margin decreased YoY to 14.8% from 15.6%.

First Quarter 2025 Digital Audio Group Results

(In thousands)	Three Months Ended March 31,		%
	2025	2024	Change
Revenue	$277,287	$238,968	16.0%
Operating expenses[1]	190,204	170,841	11.3%
Segment Adjusted EBITDA	$87,083	$68,127	27.8%
Segment Adjusted EBITDA margin	31.4%	28.5%
1 Operating expenses consist of Direct operating expenses and SG&A expenses, excluding Restructuring expenses.
Revenue from our Digital Audio Group increased $38.3 million, or 16.0% YoY, driven by Podcast revenue, which increased $25.4 million, or 28.0% YoY, to $116.0 million, driven primarily by continued increases in demand for podcasting from advertisers, and Digital, excluding Podcast revenue, which grew $13.0 million, or 8.7% YoY, to $161.3 million, driven by an increase in demand for digital advertising.

Operating expenses increased $19.4 million, or 11.3% YoY, primarily driven by higher variable content costs, including higher podcast profit sharing and third-party digital costs related to the increase in revenues.

Segment Adjusted EBITDA Margin increased YoY to 31.4% from 28.5%.

First Quarter 2025 Audio & Media Services Group Results

(In thousands)	Three Months Ended March 31,		%
	2025	2024	Change
Revenue	$59,323	$69,168	(14.2)%
Operating expenses[1]	43,525	45,473	(4.3)%
Segment Adjusted EBITDA	$15,798	$23,695	(33.3)%
Segment Adjusted EBITDA margin	26.6%	34.2%
1 Operating expenses consist of Direct operating expenses and SG&A expenses, excluding Restructuring expenses.
Revenue from our Audio & Media Services Group decreased $9.8 million, or 14.2% YoY, primarily due to non-recurring contract termination fees earned by Katz Media in the first quarter of 2024 and a decrease in broadcast advertising in connection with uncertain market conditions, partially offset by increased demand for digital advertising.

Operating expenses decreased $1.9 million, or 4.3% YoY, primarily as a result of our modernization initiatives, partially offset by higher sales commissions related to increased demand for digital advertising.

Segment Adjusted EBITDA Margin decreased YoY to 26.6% from 34.2%.

GAAP and Non-GAAP Measures: Consolidated

(In thousands)	Three Months Ended March 31,
	2025	2024
Revenue	$807,101	$799,038
Operating loss	(25,434)	(34,708)
Adjusted EBITDA[1]	104,588	104,617
Net loss	(280,883)	(18,108)
Cash used for operating activities[2]	(60,944)	(59,277)
Free cash flow[1]	(80,674)	(80,859)
______________________________________________________
1.See the end of this press release for reconciliations of (i) Adjusted EBITDA to Operating loss, (ii) Adjusted EBITDA to Net loss, (iii) Free Cash Flow to Cash used for operating activities, and (iv) revenue, excluding political advertising revenue, to revenue. See also the definitions of Adjusted EBITDA, Free Cash Flow, Adjusted EBITDA margin, and Net Debt under the Supplemental Disclosure Regarding Non-GAAP Financial Information section in this release.
2.We made cash interest payments of $76.6 million in the three months ended March 31, 2025, compared to $105.9 million in the three months ended March 31, 2024. The decrease is primarily due to the Q4 2024 payment of accrued interest for the debt exchange transaction that would have been paid in the first quarter of 2025 under the old debt terms.

Certain prior period amounts have been reclassified to conform to the 2025 presentation of financial information throughout the press release.

Liquidity and Financial Position
As of March 31, 2025, we had $167.7 million of cash on our balance sheet. For the three months ended March 31, 2025, cash used for operating activities was $60.9 million, cash used for investing activities was $20.1 million and cash used for financing activities was $11.0 million.
Capital expenditures for the three months ended March 31, 2025 were $19.7 million compared to $21.6 million for the three months ended March 31, 2024.

As of March 31, 2025, the Company had $5,054.6 million of total debt and $4,608.8 million of Net Debt4.

Cash balance and total available liquidity5 were $167.7 million and $559.1 million, respectively, as of March 31, 2025.

4 We define Net Debt as Total Debt less Cash and cash equivalents and Debt Premium.
5 Total available liquidity is defined as cash and cash equivalents plus available borrowings under our ABL Facility. We use total available liquidity to evaluate our capacity to access cash to meet obligations and fund operations.

Revenue Streams
The tables below present the comparison of our historical revenue streams (including political revenue) for the periods presented:

(In thousands)	Three Months Ended March 31,
	2025	2024
Broadcast Radio	$340,736	$359,338
Networks	99,463	102,051
Sponsorship and Events	28,621	27,829
Other	4,158	4,245
Multiplatform Group	472,978	493,463
Digital ex. Podcast	161,251	148,344
Podcast	116,036	90,624
Digital Audio Group	277,287	238,968
Audio & Media Services Group	59,323	69,168
Eliminations	(2,487)	(2,561)
Revenue, total	$807,101	$799,038

Conference Call
iHeartMedia, Inc. will host a conference call to discuss results and business outlook on May 12, 2025, at 4:30 p.m. Eastern Time. The conference call number is (888) 596-4144 (U.S. callers) and +1 (646) 968-2525 (International callers) and the passcode for both is 8885116. A live audio webcast of the conference call will also be available on the Investors homepage of iHeartMedia's website investors.iheartmedia.com. After the live conference call, a replay will be available for a period of thirty days. The replay numbers are (800) 770-2030 (U.S. callers) and +1 (609) 800-9909 (International callers) and the passcode for both is 8885116. An archive of the webcast will be available beginning 24 hours after the call for a period of thirty days.

About iHeartMedia, Inc.
iHeartMedia (Nasdaq: IHRT) is the number one audio company in the United States, reaching nine out of 10 Americans every month. It consists of three business groups.

With its quarter of a billion monthly listeners, the iHeartMedia Multiplatform Group has a greater reach than any other media company in the U.S. Its leadership position in audio extends across multiple platforms, including more than 860 live broadcast stations in over 160 markets nationwide; its National Sales organization; and the Company’s live and virtual events business. It also includes Premiere Networks, the industry’s largest Networks business, with its Total Traffic and Weather Network; and BIN: Black Information Network, the first and only 24/7 national and local all news audio service for the Black community. iHeartMedia also leads the audio industry in analytics, targeting and attribution for its marketing partners with its SmartAudio suite of data targeting and attribution products using data from its massive consumer base.

The iHeartMedia Digital Audio Group includes the Company’s growing podcasting business -- iHeartMedia is the number one podcast publisher in downloads, unique listeners, revenue and earnings -- as well as its industry-leading iHeartRadio digital service, available across more than 500+ platforms and thousands of devices; the Company’s digital sites, newsletters, digital services and programs; its digital advertising technology companies; and its audio industry-leading social media footprint.

The Company’s Audio & Media Services reportable segment includes Katz Media Group, the nation’s largest media representation company, and RCS, the world's leading provider of broadcast and webcast software.

For further information, please contact:
Media
Wendy Goldberg
Chief Communications Officer
(212) 377-1105
wendygoldberg@iheartmedia.com
Investors
Mike McGuinness
EVP, Deputy CFO, and Head of Investor Relations
(212) 377-1336
mbm@iheartmedia.com

Certain statements herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors which may cause the actual results, performance or achievements of iHeartMedia, Inc. and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “believe,” “expect,” “anticipate,” “estimates,” “forecast” and similar words or expressions are intended to identify such forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the Company’s ability to realize the intended benefits of the Debt Exchange Transaction; positioning in uncertain economic environment and future economic recovery; driving shareholder value; our anticipated growth; our expected costs savings and other capital and operating expense reduction initiatives; utilization of new technologies, programmatic platforms, and revenue opportunities. improving operational efficiency; future advertising demand; trends in the advertising industry, including on other media platforms; strategies and initiatives; our anticipated financial performance, including our outlook as to second quarter 2025 consolidated results of operations; and our future liquidity and net leverage are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other important factors, some of which are beyond our control and are difficult to predict. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: risks related to global economic or political uncertainty and our dependence on advertising revenues; competition, including increased competition from alternative media platforms and technologies; dependence upon our brand and the performance of on-air talent, program hosts and management; fluctuations in operating costs; technological and industry changes and innovations; shifts in population and other demographics; risks related to our use of artificial intelligence, impact of acquisitions, dispositions and other strategic transactions; risks related to our indebtedness; legislative or regulatory requirements; impact of legislation, ongoing litigation or royalty audits on music licensing and royalties; regulations and concerns regarding privacy and data protection and breaches of information security measures; risks related to scrutiny and regulation of environmental, social and governance matters, risks related to our Class A common stock; and regulations impacting our business and the ownership of our securities. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date hereof. Additional risks that could cause future results to differ from those expressed by any forward-looking statement are described in the Company’s reports filed with the U.S. Securities and Exchange Commission (SEC), including in the section entitled “Part I, Item 1A. Risk Factors” of iHeartMedia, Inc.’s Annual Reports on Form 10-K and “Part II, Item 1A. Risk Factors” of iHeartMedia, Inc.’s Quarterly Reports on Form 10-Q. The Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

APPENDIX

TABLE 1 - Comparison of operating performance

(In thousands)	Three Months Ended March 31,		%
	2025	2024	Change
Revenue	$807,101	$799,038	1.0%
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	356,326	341,360	4.4%
Selling, general and administrative expenses (excludes depreciation and amortization)	380,794	385,144	(1.1)%
Depreciation and amortization	91,901	105,162
Impairment charges	2,855	1,508
Other operating expense	659	572
Operating loss	$(25,434)	$(34,708)
Depreciation and amortization	91,901	105,162
Impairment charges	2,855	1,508
Other operating expense	659	572
Restructuring expenses	25,578	23,603
Share-based compensation expense	9,029	8,480
Adjusted EBITDA[1]	$104,588	$104,617	—%
1See the end of this press release for reconciliations of (i) Adjusted EBITDA to Operating loss, and (ii) Adjusted EBITDA to Net loss. See also the definitions of Adjusted EBITDA and Adjusted EBITDA margin under the Supplemental Disclosure section in this release.

TABLE 2 - Statements of Operations

(In thousands)	Three Months Ended March 31,
	2025	2024
Revenue	$807,101	$799,038
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	356,326	341,360
Selling, general and administrative expenses (excludes depreciation and amortization)	380,794	385,144
Depreciation and amortization	91,901	105,162
Impairment charges	2,855	1,508
Other operating expense	659	572
Operating loss	(25,434)	(34,708)
Interest expense, net	100,386	95,515
Gain (loss) on investments, net	(18,594)	91,994
Equity in earnings (loss) of nonconsolidated affiliates	50	(45)
Loss on extinguishment of debt	(1,197)	—
Other income (expense), net	37	(496)
Loss before income taxes	(145,524)	(38,770)
Income tax benefit (expense)	(135,359)	20,662
Net loss	(280,883)	(18,108)
Less amount attributable to noncontrolling interest	341	400
Net loss attributable to the Company	$(281,224)	$(18,508)

TABLE 3 - Selected Balance Sheet Information

(In millions)	March 31, 2025	December 31, 2024
Cash	$167.7	$259.6
Total Current Assets	1,159.6	1,361.8
Net Property, Plant and Equipment	464.8	489.8
Total Assets	5,268.1	5,571.7
Current Liabilities (excluding current portion of long-term debt)	707.3	847.8
Long-term Debt (including current portion of long-term debt)	5,054.6	5,071.5
Stockholders' Deficit	(1,646.1)	(1,371.8)

Supplemental Disclosure Regarding Non-GAAP Financial Information
The following tables set forth the Company’s Adjusted EBITDA, Adjusted EBITDA margin, revenues excluding political advertising revenue, and Free Cash Flow for the three months ended March 31, 2025 and 2024, and Net Debt as of March 31, 2025. Adjusted EBITDA is defined as consolidated Operating loss adjusted to exclude restructuring expenses included within Direct operating expenses and SG&A expenses, and share-based compensation expenses included within SG&A expenses, as well as the following line items presented in our Statements of Operations: Depreciation and amortization, Impairment charges, and Other operating expense. Alternatively, Adjusted EBITDA is calculated as Net loss, adjusted to exclude Income tax (benefit) expense, Interest expense, net, Depreciation and amortization, (Gain) loss on investments, net, Loss on extinguishment of debt, Other (income) expense, net, Equity in (earnings) loss of nonconsolidated affiliates, Impairment charges, Other operating expense, Share-based compensation expense, and Restructuring expenses. Restructuring expenses primarily include expenses incurred in connection with cost-saving initiatives, as well as certain expenses, which, in the view of management, are outside the ordinary course of business or otherwise not representative of the Company's operations during a normal business cycle. Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Revenue.
The Company uses Adjusted EBITDA and Adjusted EBITDA margin, among other measures, to evaluate the Company’s operating performance. Adjusted EBITDA is among the primary measures used by management for the planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management. We believe this measure is an important indicator of the Company’s operational strength and performance of its business because it provides a link between operational performance and operating income.
The Company believes the presentation of these measures is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management. The Company believes it helps improve investors’ ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different capital structures or tax rates. In addition, the Company believes this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.
Since Adjusted EBITDA is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, Operating loss as an indicator of operating performance and may not be comparable to similarly titled measures employed by other companies. Adjusted EBITDA is not necessarily a measure of the Company’s ability to fund its cash needs. As it excludes certain financial information compared with Operating loss, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are excluded.
We define Free Cash Flow as Cash used for operating activities less capital expenditures, which is disclosed as Purchases of property, plant and equipment in the Company’s Consolidated Statements of Cash Flows. We use Free Cash Flow measures, among other measures, to evaluate the Company’s liquidity and its ability to generate cash flow. We believe that Free Cash Flow is meaningful to investors because it provides them with a view of the Company’s liquidity after deducting capital expenditures, which are considered to be a necessary component of ongoing operations. In addition, we believe that Free Cash Flow helps improve investors’ ability to compare our liquidity with that of other companies.

Since Free Cash Flow is not calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, Cash used for operating activities and may not be comparable to similarly titled measures employed by other companies. Free Cash Flow is not necessarily a measure of our ability to fund our cash needs.

The Company presents revenue, excluding the effects of political revenue. Due to the cyclical nature of the electoral system and the seasonality of the related political revenue, management believes presenting revenue, excluding the effects of political revenue, provides additional information to investors about the Company’s revenue growth from period to period.
We define Net Debt as Total Debt less Cash and cash equivalents and Debt Premium. We define net leverage as Net Debt divided by Adjusted EBITDA. The Company uses net leverage and Net Debt to evaluate the Company's liquidity. We believe these measures are an important indicator of the Company's ability to service its long-term debt obligations.
Since these non-GAAP financial measures are not calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, the most directly comparable GAAP financial measures as an indicator of operating performance or liquidity.

As required by the SEC rules, the Company provides reconciliations below to the most directly comparable measures reported under GAAP, including (i) Adjusted EBITDA to Operating loss, (ii) Adjusted EBITDA to Net loss, (iii) Free Cash Flow to Cash used for operating activities, (iv) revenue, excluding political advertising revenue, to revenue, and (v) Net Debt to Total Debt.
We have provided forecasted Consolidated Revenue and Adjusted EBITDA guidance for the quarter ending June 30, 2025, which reflects targets for revenue and Adjusted EBITDA. Our Earnings Call on May 12, 2025 may present additional guidance that includes Adjusted EBITDA. A full reconciliation of the forecasted Adjusted EBITDA to the respective most-directly comparable GAAP metrics cannot be provided without unreasonable efforts due to the inherent difficulty in forecasting and quantifying with reasonable accuracy significant items required for the reconciliations, including gains or losses on investments, extinguishment of debt, equity in nonconsolidated affiliates, impairment charges, stock based compensation, and restructuring as well as the Company's cash and cash equivalent balance.

Reconciliation of Operating loss to Adjusted EBITDA

(In thousands)	Three Months Ended March 31,
	2025	2024
Operating loss	$(25,434)	$(34,708)
Depreciation and amortization	91,901	105,162
Impairment charges	2,855	1,508
Other operating expense	659	572
Restructuring expenses	25,578	23,603
Share-based compensation expense	9,029	8,480
Adjusted EBITDA	$104,588	$104,617

Reconciliation of Net loss to EBITDA and Adjusted EBITDA

(In thousands)	Three Months Ended March 31,
	2025	2024
Net loss	$(280,883)	$(18,108)
Income tax expense (benefit)	135,359	(20,662)
Interest expense, net	100,386	95,515
Depreciation and amortization	91,901	105,162
EBITDA	$46,763	$161,907
(Gain) loss on investments, net	18,594	(91,994)
Loss on extinguishment of debt	1,197	—
Other (income) expense, net	(37)	496
Equity in (earnings) loss of nonconsolidated affiliates	(50)	45
Impairment charges	2,855	1,508
Other operating expense	659	572
Restructuring expenses	25,578	23,603
Share-based compensation expense	9,029	8,480
Adjusted EBITDA	$104,588	$104,617

Reconciliation of Cash used for operating activities to Free Cash Flow

(In thousands)	Three Months Ended March 31,
	2025	2024
Cash used for operating activities	$(60,944)	$(59,277)
Purchases of property, plant and equipment	(19,730)	(21,582)
Free cash flow	$(80,674)	$(80,859)

Reconciliation of Revenue to Revenue excluding Political Advertising

(In thousands)	Three Months Ended March 31,		% Change
	2025	2024
Consolidated revenue	$807,101	$799,038	1.0%
Excluding: Political revenue	(5,727)	(11,627)
Consolidated revenue, excluding political	$801,374	$787,411	1.8%

Multiplatform Group revenue	$472,978	$493,463	(4.2)%
Excluding: Political revenue	(3,621)	(7,663)
Multiplatform Group revenue, excluding political	$469,357	$485,800	(3.4)%

Digital Audio Group revenue	$277,287	$238,968	16.0%
Excluding: Political revenue	(518)	(271)
Digital Audio Group revenue, excluding political	$276,769	$238,697	15.9%

Audio & Media Group Services revenue	$59,323	$69,168	(14.2)%
Excluding: Political revenue	(1,588)	(3,693)
Audio & Media Services Group revenue, excluding political	$57,735	$65,475	(11.8)%

Reconciliation of Total Debt to Net Debt

(In thousands)	March 31, 2025
Current portion of long-term debt	$22,511
Long-term debt	5,032,066
Total debt	$5,054,577
Less: Debt premium	278,106
Less: Cash and cash equivalents	167,714
Net debt	$4,608,757

Segment Results

The following tables present the Company's segment results for the Company for the periods presented:

	Segments
(In thousands)	Multiplatform Group	Digital Audio Group	Audio & Media Services Group	Corporate and other reconciling items	Eliminations	Consolidated
Three Months Ended March 31, 2025
Revenue	$472,978	$277,287	$59,323	$—	$(2,487)	$807,101
Less: Operating expenses(1)	402,971	190,204	43,525	68,300	(2,487)	702,513
Segment Adjusted EBITDA	$70,007	$87,083	$15,798	$(68,300)	$—	$104,588
Adjusted EBITDA margin	14.8%	31.4%	26.6%			13.0%
Depreciation and amortization						(91,901)
Impairment charges						(2,855)
Other operating expense						(659)
Restructuring expenses						(25,578)
Share-based compensation expense						(9,029)
Operating loss						$(25,434)
Operating margin						(3.2)%

	Segments
(In thousands)	Multiplatform Group	Digital Audio Group	Audio & Media Services Group	Corporate and other reconciling items	Eliminations	Consolidated
Three Months Ended March 31, 2024
Revenue	$493,463	$238,968	$69,168	$—	$(2,561)	$799,038
Less: Operating expenses(1)	416,281	170,841	45,473	64,387	(2,561)	694,421
Segment Adjusted EBITDA	$77,182	$68,127	$23,695	$(64,387)	$—	$104,617
Adjusted EBITDA margin	15.6%	28.5%	34.2%			13.1%
Depreciation and amortization						(105,162)
Impairment charges						(1,508)
Other operating expense						(572)
Restructuring expenses						(23,603)
Share-based compensation expense						(8,480)
Operating loss						$(34,708)
Operating margin						(4.3)%

(1)Operating expenses consist of Direct operating expenses and SG&A expenses, excluding Restructuring expenses and share-based compensation expenses.